Pricing Supplement dated August 26, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                   $21,200,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty-six (36) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 August 26, 2008

Issuance Date:                August 29, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

   Coupon Payment Date (s):   The coupon will be paid on the last day of each
                              month, unless that say is not a business day, in which case the coupon payment date will be the first preceding day that is a business day.

Three Month Notes:

      Valuation Date:         November 24, 2008

       Maturity Date:         November 28, 2008

Six Month Notes:

      Valuation Date:         February 24, 2009

       Maturity Date:         February 27, 2009

Twelve Month Notes:

      Valuation Date:         August 26, 2009

       Maturity Date:         August 31, 2009

Reference Stock:

No.     Principal    Reference Stock                       Ticker       Coupon       Strike     Barrier      Term        CUSIP
---     ---------    ---------------                       ------       ------       ------     -------      ----        -----
         Amount                                                          Rate        Price       Price
         ------                                                          ----        -----       -----
908     $440,000     Apple Inc.                             AAPL        10.75%      $173.64     $130.23     3 month     78008GME9

909     $807,000     Apple Inc.                             AAPL        16.00%      $173.64     $138.91     3 month     78008GMF6

910     $852,000     Peabody Energy Corporation             BTU         21.00%       $62.74      $43.92     3 month     78008GMG4

911     $317,000     Cal-Maine Foods, Inc.                  CALM        23.55%       $39.24      $25.51     3 month     78008GMH2

912   $1,765,000     Chesapeake Energy Corporation          CHK         15.00%       $49.45      $34.62     3 month     78008GMJ8

913     $466,000     Canadian Natural Resources Ltd.        CNQ          9.75%       $83.44      $58.41     3 month     78008GMK5

914   $1,019,000     Freeport-McMoRan Copper & Gold, Inc.   FCX         21.50%       $88.53      $61.97     3 month     78008GML3

915     $568,000     First Solar, Inc.                      FSLR        25.50%      $272.76     $204.57     3 month     78008GMN9

916      $58,000     First Solar, Inc.                      FSLR        14.30%      $272.76     $177.29     3 month     78008GMP4

917      $96,000     General Motors Corporation             GM          14.00%       $10.04       $6.02     3 month     78008GMQ2

918     $104,000     Huntsman Corporation                   HUN         20.55%       $13.48       $8.09     3 month     78008GMR0

919       $1,000     LDK Solar Company Ltd.                 LDK         14.00%       $47.22      $28.33     3 month     78008GMS8

920     $102,000     LIFE TIME FITNESS, Inc.                LTM         34.80%       $34.71      $27.77     3 month     78008GMT6

921     $335,000     Petroleo Brasileiro S.A.               PBR         12.25%       $51.54      $41.23     3 month     78008GMU3

922     $165,000     Companhia Vale do Rio Doce             RIO         19.25%       $25.92      $20.74     3 month     78008GMV1

923     $511,000     Southwestern Energy Company            SWN         20.25%       $39.08      $27.36     3 month     78008GMW9

924   $1,202,000     Target Corporation                     TGT         10.75%       $52.95      $39.71     3 month     78008GMX7

925     $285,000     Titanium Metals Corporation            TIE         25.75%       $13.46       $9.42     3 month     78008GMY5

926     $899,000     Terra Industries Inc.                  TRA         15.25%       $50.90      $33.09     3 month     78008GMZ2

927   $3,547,000     Wells Fargo & Company                  WFC         26.00%       $28.69      $21.52     3 month     78008GNA6

928     $336,000     Alcoa Inc.                             AA          13.25%       $31.61      $22.13     6 month     78008GNB4

929     $163,000     Apple Inc.                             AAPL        12.90%      $173.64     $121.55     6 month     78008GNC2

930     $374,000     American International Group, Inc.     AIG         21.25%       $19.64      $11.78     6 month     78008GND0

931     $284,000     American Express Company               AXP         15.50%       $38.05      $26.64     6 month     78008GNE8

932     $712,000     Peabody Energy Corporation             BTU         15.65%       $62.74      $37.64     6 month     78008GNF5

933   $1,862,000     Chesapeake Energy Corporation          CHK         15.65%       $49.45      $29.67     6 month     78008GNH1

934     $109,000     General Motors Corporation             GM          13.75%       $10.04       $5.02     6 month     78008GNJ7

935       $4,000     LIFE TIME FITNESS, Inc.                LTM         26.75%       $34.71      $27.77     6 month     78008GNK4

936      $37,000     Newell Rubbermaid Inc.                 NWL         12.50%       $17.95      $13.46     6 month     78008GNL2

937     $487,000     SunPower Corporation                   SPWR        22.00%       $91.69      $55.01     6 month     78008GNM0

938     $119,000     Terex Corporation                      TEX         15.50%       $47.58      $33.31     6 month     78008GNN8

939     $385,000     Archer-Daniels-Midland Company         ADM         11.00%       $25.24      $17.67    12 month     78008GNP3

940     $712,000     Peabody Energy Corporation             BTU         13.90%       $62.74      $37.64    12 month     78008GNQ1

941   $1,010,000     Chesapeake Energy Corporation          CHK         13.90%       $49.45      $29.67    12 month     78008GNR9

942     $675,000     The Dow Chemical Company               DOW          9.50%       $33.55      $25.16    12 month     78008GNS7

943     $392,000     PACCAR Inc                             PCAR        13.50%       $41.84      $29.29    12 month     78008GNT5

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day.

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.375%. The price to purchasers of six
(6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.375%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 908                                100%                          1.625%                        98.375%
                                       $440,000                       $7,150.00                    $432,850.00

RevCon# 909                                100%                          1.500%                        98.500%
                                       $807,000                      $12,105.00                    $794,895.00

RevCon# 910                                100%                          1.500%                        98.500%
                                       $852,000                      $12,780.00                    $839,220.00

RevCon# 911                                100%                          1.625%                        98.375%
                                       $317,000                       $5,151.25                    $311,848.75

RevCon# 912                                100%                          1.625%                        98.375%
                                     $1,765,000                      $28,681.25                  $1,736,318.75

RevCon# 913                                100%                          1.500%                        98.500%
                                       $466,000                       $6,990.00                    $459,010.00

RevCon# 914                                100%                          1.500%                        98.500%
                                     $1,019,000                      $15,285.00                  $1,003,715.00

RevCon# 915                                100%                          1.500%                        98.500%
                                       $568,000                       $8,520.00                    $559,480.00

RevCon# 916                                100%                          1.500%                        98.500%
                                        $58,000                         $870.00                     $57,130.00

RevCon# 917                                100%                          1.500%                        98.500%
                                        $96,000                       $1,440.00                     $94,560.00

RevCon# 918                                100%                          1.500%                        98.500%
                                       $104,000                       $1,560.00                    $102,440.00

RevCon# 919                                100%                          1.500%                        98.500%
                                         $1,000                          $15.00                        $985.00

RevCon# 920                                100%                          1.500%                        98.500%
                                       $102,000                       $1,530.00                    $100,470.00

RevCon# 921                                100%                          1.625%                        98.375%
                                       $335,000                       $5,443.75                    $329,556.25

RevCon# 922                                100%                          1.500%                        98.500%
                                       $165,000                       $2,475.00                    $162,525.00

                                      P-4

RevCon#923                                 100%                          1.500%                        98.500%
                                       $511,000                       $7,665.00                    $503,335.00

RevCon#924                                 100%                          1.625%                        98.375%
                                     $1,202,000                      $19,532.50                  $1,182,467.50

RevCon#925                                 100%                          1.500%                        98.500%
                                       $285,000                       $4,275.00                    $280,725.00

RevCon#926                                 100%                          1.625%                        98.375%
                                       $899,000                      $14,608.75                    $884,391.25

RevCon#927                                 100%                          1.625%                        98.375%
                                     $3,547,000                      $57,638.75                  $3,489,361.25

RevCon#928                                 100%                          1.875%                        98.125%
                                       $336,000                       $6,300.00                    $329,700.00

RevCon#929                                 100%                          1.750%                        98.250%
                                       $163,000                       $2,852.50                    $160,147.50

RevCon#930                                 100%                          1.875%                        98.125%
                                       $374,000                       $7,012.50                    $366,987.50

RevCon#931                                 100%                          1.875%                        98.125%
                                       $284,000                       $5,325.00                    $278,675.00

RevCon#932                                 100%                          1.875%                        98.125%
                                       $672,000                      $12,600.00                    $659,400.00

RevCon#933                                 100%                          1.750%                        98.250%
                                     $1,862,000                      $32,585.00                  $1,829,415.00

RevCon#934                                 100%                          1.875%                        98.125%
                                       $109,000                       $2,043.75                    $106,956.25

RevCon#935                                 100%                          1.500%                        98.500%
                                         $4,000                          $60.00                      $3,940.00

RevCon#936                                 100%                          1.750%                        98.250%
                                        $37,000                         $647.50                     $36,352.50

RevCon#937                                 100%                          1.875%                        98.125%
                                       $487,000                       $9,131.25                    $477,868.75

RevCon#938                                 100%                          1.750%                        98.250%
                                       $119,000                       $2,082.50                    $116,917.50

RevCon#939                                 100%                          2.500%                        97.500%
                                       $385,000                       $9,625.00                    $375,375.00

RevCon#940                                 100%                          2.625%                        97.375%
                                       $752,000                      $19,740.00                    $732,260.00

                                      P-5

RevCon# 941                                100%                          2.625%                        97.375%
                                     $1,010,000                      $26,512.50                    $983,487.50

RevCon# 942                                100%                          2.625%                        97.375%
                                       $675,000                      $17,718.75                    $657,281.25

RevCon# 943                                100%                          2.500%                        97.500%
                                       $392,000                       $9,800.00                    $382,200.00



                         RBC Capital Markets Corporation
                                 August 26, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                     If the closing         If the closing
                                  market price of the     market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical          Amount as       Cash Delivery
       Hypothetical Final              Payment at             Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GME9 (AAPL): 2.81% of each stated interest payment (10.75% in total) will be treated as an interest payment and 7.94% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMF6 (AAPL): 2.81% of each stated interest payment (16.00% in total) will be treated as an interest payment and 13.19% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMG4 (BTU): 2.81% of each stated interest payment (21.00% in total) will be treated as an interest payment and 18.19% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMH2 (CALM): 2.81% of each stated interest payment (23.55% in total) will be treated as an interest payment and 20.74% of each stated interest payment (23.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMJ8 (CHK): 2.81% of each stated interest payment (15.00% in total) will be treated as an interest payment and 12.19% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMK5 (CNQ): 2.81% of each stated interest payment (9.75% in total) will be treated as an interest payment and 6.94% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GML3 (FCX): 2.81% of each stated interest payment (21.50% in total) will be treated as an interest payment and 18.69% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMN9 (FSLR): 2.81% of each stated interest payment (25.50% in total) will be treated as an interest payment and 22.69% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMP4 (FSLR): 2.81% of each stated interest payment (14.30% in total) will be treated as an interest payment and 11.49% of each stated interest payment (14.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMQ2 (GM): 2.81% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.19% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMR0 (HUN): 2.81% of each stated interest payment (20.55% in total) will be treated as an interest payment and 17.74% of each stated interest payment (20.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMS8 (LDK): 2.81% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.19% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMT6 (LTM): 2.81% of each stated interest payment (34.80% in total) will be treated as an interest payment and 31.99% of each stated interest payment (34.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMU3 (PBR): 2.81% of each stated interest payment (12.25% in total) will be treated as an interest payment and 9.44% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMV1 (RIO): 2.81% of each stated interest payment (19.25% in total) will be treated as an interest payment and 16.44% of each stated interest payment (19.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMW9 (SWN): 2.81% of each stated interest payment (20.25% in total) will be treated as an interest payment and 17.44% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMX7 (TGT): 2.81% of each stated interest payment (10.75% in total) will be treated as an interest payment and 7.94% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMY5 (TIE): 2.81% of each stated interest payment (25.75% in total) will be treated as an interest payment and 22.94% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GMZ2 (TRA): 2.81% of each stated interest payment (15.25% in total) will be treated as an interest payment and 12.44% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNA6 (WFC): 2.81% of each stated interest payment (26.00% in total) will be treated as an interest payment and 23.19% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNB4 (AA): 3.12% of each stated interest payment (13.25% in total) will be treated as an interest payment and 10.13% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNC2 (AAPL): 3.12% of each stated interest payment (12.90% in total) will be treated as an interest payment and 9.78% of each stated interest payment (12.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GND0 (AIG): 3.12% of each stated interest payment (21.25% in total) will be treated as an interest payment and 18.13% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNE8 (AXP): 3.12% of each stated interest payment (15.50% in total) will be treated as an interest payment and 12.38% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNF5 (BTU): 3.12% of each stated interest payment (15.65% in total) will be treated as an interest payment and 12.53% of each stated interest payment (15.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNH1 (CHK): 3.12% of each stated interest payment (15.65% in total) will be treated as an interest payment and 12.53% of each stated interest payment (15.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNJ7 (GM): 3.12% of each stated interest payment (13.75% in total) will be treated as an interest payment and 10.63% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNK4 (LTM): 3.12% of each stated interest payment (26.75% in total) will be treated as an interest payment and 23.63% of each stated interest payment (26.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNL2 (NWL): 3.12% of each stated interest payment (12.50% in total) will be treated as an interest payment and 9.38% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNM0 (SPWR): 3.12% of each stated interest payment (22.00% in total) will be treated as an interest payment and 18.88% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNN8 (TEX): 3.12% of each stated interest payment (15.50% in total) will be treated as an interest payment and 12.38% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNP3 (ADM): 3.33% of each stated interest payment (11.00% in total) will be treated as an interest payment and 7.67% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNQ1 (BTU): 3.33% of each stated interest payment (13.90% in total) will be treated as an interest payment and 10.57% of each stated interest payment (13.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNR9 (CHK): 3.33% of each stated interest payment (13.90% in total) will be treated as an interest payment and 10.57% of each stated interest payment (13.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNS7 (DOW): 3.33% of each stated interest payment (9.50% in total) will be treated as an interest payment and 6.17% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GNT5 (PCAR): 3.33% of each stated interest payment (13.50% in total) will be treated as an interest payment and 10.17% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. (Alcoa) is engaged in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all aspects of the industry, including technology, mining, refining, smelting, fabricating, and recycling. Alcoa's products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. Alcoa is a global company operating in 44 countries. In addition, Alcoa has investments and activities in Australia, Brazil, China, Iceland, Jamaica, Guinea, and Russia. Alcoa's operations consist of six worldwide segments: Alumina; Primary Metals; Flat-Rolled Products; Extruded and End Products; Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Archer-Daniels-Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing, and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In January 2007, CSM nv acquired the activities of the Company. As of the fiscal year ended June 30, 2007 (fiscal
          2007), the Company operated 23 domestic wheat flour mills, a domestic bulgur plant, two domestic corn flour mills, two domestic milo mills, and 20 foreign flour mills with a total daily milling capacity of approximately 26,700 metric tons (1.0 million bushels). It also operates six bakery mix plants. In August 2008, the French malting group Malteurop bought the malting division of Archer Daniels Midland Company. Malteurop is controlled by the French farm cooperative group Champagne Cereales and ADM Malting.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's major product and service groupings are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. Through these operating segments, AIG provides insurance, financial and investment products and services to both businesses and individuals in more than 130 countries and jurisdictions. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century, which AIG did not previously own.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787

     o American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers. In July 2008, Cal-Maine Foods, Inc. completed the acquisition of the majority of the assets of Zephyr Egg Company, located in Zephyrhills, Florida.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Canadian Natural Resources Limited (Canadian Natural) is a Canada-based independent energy company engaged in the acquisition, exploration, development, production, marketing and sale of crude oil, natural gas liquids (NGLs), natural gas and bitumen production. The Company's conventional crude oil and natural gas operations are focused in North America, largely in Western Canada; the United Kingdom portion of the North Sea, and Cote d'Ivoire and Gabon, Offshore West Africa. Within Western Canada, Canadian Natural is developing its Horizon Oil Sands Project (the Horizon Project) in a series of staged development phases. The Horizon Project is designed to produce synthetic crude oil through bitumen mining and upgrading operations. On January 1, 2008, Ranger Oil (International) Ltd., 764968 Alberta Inc., CNR International (Norway) Limited, Renata Resources Inc. and the Company amalgamated under the name Canadian Natural Resources Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138

     o The Dow Chemical Company (Dow) is a diversified chemical company that offers a range of chemical, plastic and agricultural products and services. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. It services customers in approximately 160 countries, helping them to provide from fresh water, food and pharmaceuticals to paints, packaging and personal care. The Company has 150 manufacturing sites in 35 countries and produces approximately 3,100 products. Dow operates in six segments: Performance Plastics, Performance Chemicals, Agricultural Sciences, Basic Plastics, Basic Chemicals, and Hydrocarbons and Energy. The Company is also engaged in the property and casualty insurance and reinsurance business primarily through its Liana Limited subsidiaries. In April 2008, The Dow Chemical Company announced that it has opened a silicone rubber plant in Zhangjiagang, in Jiangsu Province, China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03433

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o First Solar, Inc. designs and manufactures solar modules using a thin film semiconductor technology. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It has long-term solar module supply contracts (the Long Term Supply Contracts) with 12 European project developers and system integrators. Its customers develops, owns and operates solar power plants or sells turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Huntsman Corporation (Huntsman) is a manufacturer of differentiated chemical products and inorganic chemical products. The Company operates in four segments: Polyurethanes, Materials and Effects, Performance Products and Pigments. Its products are used in a range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. The Company's products include methyl diphenyl diisocyanate (MDI), amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. On November 5, 2007, the Company completed the sale of its United States base chemicals business to Flint Hills Resources, a wholly owned subsidiary of Koch. On August 1, 2007, it completed the sale of its North American polymers business assets to Flint Hills Resources.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32427

     o LDK Solar Co., Ltd. (LDK Solar) is a manufacturer of multicrystalline solar wafers. Solar wafers are the principal raw material used to produce solar cells, which are devices capable of converting sunlight into electricity. The Company sells multicrystalline wafers globally to manufacturers of photovoltaic products, including solar cells and solar modules. It produces and sells multicrystalline solar wafers between 180 and 220 microns in thickness. In addition, LDK Solar provides wafer processing services to monocrystalline and multicrystalline solar cell and module manufacturers. LDK Solar manufactures multicrystalline ingots from polysilicon feedstock in its directional solidification system furnaces (DSS) furnaces, as an interim step in producing wafers. In addition to using solar-grade virgin polysilicon, the Company also uses other polysilicon materials from various sources in its ingot manufacturing process. LDK Solar uses all of its ingots for production of its own wafers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33464

     o Life Time Fitness, Inc. operates multi-use sports and athletic, professional fitness, family recreation and resort and spa centers under the LIFE TIME FITNESS brand. It designs, develops and operates its own centers. As of February 29, 2008, the Company operated 71 centers and one satellite center primarily in residential locations across 16 states. Most Life Time Fitness centers offer 24-hour access to a selection of amenities and services, including more than 400 pieces of cardio, resistance and free-weight training equipment. These amenities include multiple group fitness studios with free classes, educational seminars and fitness assessments, a selection of adult and youth programs and activities, athletic events, multiple basketball courts, squash and/or racquetball courts and rock climbing walls. In September 2007, the Company acquired the White Bear Racquet & Swim club in White Bear Lake, Minnesota.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32230

     o Newell Rubbermaid Inc. (Newell Rubbermaid) is a global manufacturer and marketer of consumer and commercial products. The Company's portfolio of brands includes Sharpie, Paper Mate, Dymo, Expo, Waterman, Parker, Rolodex, Irwin , Lenox, BernzOmatic, Rubbermaid, Levolor, Graco, Calphalon and Goody. The Company's multi-product offering consists of consumer and commercial products in four business segments: Cleaning, Organization & Decor; Office Products; Tools & Hardware, and Home & Family. On July 1, 2007, the Company acquired PSI Systems, Inc. (Endicia), provider of Endicia Internet Postage. During the years ended December 31, 2006 and December 31, 2007, Newell Rubbermaid divested its European Cookware, Little Tikes and Home Decor Europe businesses. In April 2008, Newell Rubbermaid completed the acquisition of Technical Concepts Holdings, LLC and also substantially completed the acquisition of Aprica Childcare Institute Aprica Kassai, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09608

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o PACCAR Inc operates through two segments: design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts, and finance and leasing services provided to customers and dealers. The Company's finance and leasing activities are principally related to Company products and associated equipment. Other manufactured products include industrial winches.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14817

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o SunPower Corporation (SunPower) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. Its solar power products are sold through its components business segment, or its components segment. In January 2007, it acquired PowerLight Corporation PowerLight, known as SunPower Corporation, Systems (SP Systems), which developed, engineered, manufactured and delivered large-scale solar power systems. These activities are performed by its systems business segment, or its systems segment. Its solar power systems, which generate electric energy, integrate solar cells and panels manufactured by it, as well as other suppliers. It operates in two segments: components segment and Systems segments. On January 8, 2008, the Company completed the acquisition of Solar Solutions, a solar systems integration and product distribution company based in Faenza, Italy.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51593

     o Southwestern Energy Company is an independent energy company primarily engaged in the exploration for and production of natural gas within the United States. The Company also focuses on creating and capturing additional value through its natural gas gathering and marketing businesses, which it refers to as its Midstream Services. During the year ended December 31, 2007, the Company operated principally in three segments: Exploration and Production (E&P), Midstream Services and Natural Gas Distribution. In July 2008, the Company announced that it had closed the sale of its utility, Arkansas Western Gas Company, to SourceGas, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246

     o Terex Corporation (Terex) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. The Company operates in five segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining and Terex Roadbuilding, Utility Products and Other. In November 2007, it acquired Superior Highwall Miners, Inc. (SHM). In December 2007, it acquired a controlling share of its ongoing joint venture, Terex Vectra Equipment, which builds loader-backhoes, skid steer loaders and compaction rollers at a facility occupying 36 acres in Greater Noida, Utter Pradesh, India. On January 8, 2008, it acquired Phoenix Equipment. In March 2008, the Company acquired A.S.V., Inc. A.S.V., Inc. became part of the Terex Construction segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10702

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. As of February 2, 2008, the Company had 1,591 retail stores. As of May 3, 2008, Target opened 26 new stores, including 14 general merchandise stores and eight SuperTarget stores.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368

     o Terra Industries Inc. (Terra) is a producer and marketer of nitrogen products, serving agricultural and industrial markets. The Company's business is organized into two segments: Nitrogen Products and Methanol. The Nitrogen Products business produces and distributes ammonia, urea, urea ammonium nitrate solutions, ammonium nitrate and other nitrogen products to agricultural and industrial users. The Methanol business manufactures methanol, which is principally used as a raw material in the production of a variety of chemical derivatives, and in the production of methyl tertiary butyl ether (MTBE). Terra owns a 75.3% interest in Terra Nitrogen Company, L.P. (TNCLP), which, through its subsidiary, Terra Nitrogen, Limited Partnership, operates Terra's manufacturing facility at Verdigris, Oklahoma. The Company is the sole general partner and the majority limited partner of TNCLP. On September 14, 2007, the Company formed GrowHow UK Limited, a joint venture with Kemira GrowHow Oyj.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08520

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon,

          South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the quarters of 2005, 2006 and 2007, the first and second quarter of 2008 as well as for the period from July 1, 2008 through August 26, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc. (AA)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               32.29                     28.01                     30.39
   04/01/2005         06/30/2005               31.8                      25.91                     26.13
   07/01/2005         09/30/2005               29.98                     23.81                     24.42
   10/01/2005         12/30/2005               29.84                     22.28                     29.57

   01/01/2006         03/31/2006               32.2                      28.39                     30.56
   04/01/2006         06/30/2006               36.96                     28.55                     32.36
   07/01/2006         09/29/2006               34                        26.6                      28.04
   10/01/2006         12/29/2006               31.33                     26.39                     30.01

   01/01/2007         03/30/2007               36.05                     28.09                     33.9
   04/01/2007         06/29/2007               42.9                      33.63                     40.53
   07/01/2007         09/28/2007               48.77                     30.25                     39.12
   10/01/2007         12/31/2007               40.7                      33.22                     36.55

   01/01/2008         03/31/2008               39.67                     26.69                     36.06
   04/01/2008         06/30/2008               44.77                     33.65                     35.62
   07/01/2008         08/26/2008               35.66                     30.65                     31.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc. (AAPL)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               45.44                     31.3                      41.67
   04/01/2005         06/30/2005               44.45                     33.11                     36.81
   07/01/2005         09/30/2005               54.56                     36.29                     53.61
   10/01/2005         12/30/2005               75.46                     47.87                     71.89

   01/01/2006         03/31/2006               86.4                      57.67                     62.72
   04/01/2006         06/30/2006               73.8                      55.41                     57.27
   07/01/2006         09/29/2006               77.78                     50.16                     76.98
   10/01/2006         12/29/2006               93.159                    72.6                      84.84

   01/01/2007         03/30/2007               97.8                      81.9                      92.91
   04/01/2007         06/29/2007              127.61                     89.6                     122.04
   07/01/2007         09/28/2007              155                       111.62                    153.47
   10/01/2007         12/31/2007              202.96                    150.63                    198.08

   01/01/2008         03/31/2008              200.26                    115.44                    143.5
   04/01/2008         06/30/2008              192.24                    143.61                    167.44
   07/01/2008         08/26/2008              180.91                    146.53                    173.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Archer-Daniels-Midland Company (ADM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               25.37                     21.35                     24.58
   04/01/2005         06/30/2005               25.3                      17.5                      21.38
   07/01/2005         09/30/2005               24.75                     19.75                     24.66
   10/01/2005         12/30/2005               25.55                     23                        24.66

   01/01/2006         03/31/2006               35.5                      24.05                     33.65
   04/01/2006         06/30/2006               46.71                     34.6                      41.28
   07/01/2006         09/29/2006               45.05                     36.44                     37.88
   10/01/2006         12/29/2006               40                        31.2                      31.96

   01/01/2007         03/30/2007               37.84                     30.2                      36.7
   04/01/2007         06/29/2007               39.65                     32.05                     33.09
   07/01/2007         09/28/2007               37.02                     31.28                     33.08
   10/01/2007         12/31/2007               47.33                     32.43                     46.43

   01/01/2008         03/31/2008               47.18                     38.11                     41.16
   04/01/2008         06/30/2008               48.95                     31.65                     33.75
   07/01/2008         08/26/2008               33.91                     24.4                      25.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    American International Group, Inc. (AIG)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               73.46                     54.18                     55.41
   04/01/2005         06/30/2005               58.94                     49.91                     58.1
   07/01/2005         09/30/2005               63.73                     58                        61.96
   10/01/2005         12/30/2005               69.4                      60.93                     68.23

   01/01/2006         03/31/2006               71.09                     64.67                     66.09
   04/01/2006         06/30/2006               66.71                     58.54                     59.05
   07/01/2006         09/29/2006               66.8                      57.52                     66.26
   10/01/2006         12/29/2006               72.97                     65.84                     71.66

   01/01/2007         03/30/2007               72.45                     65.38                     67.22
   04/01/2007         06/29/2007               72.97                     66.15                     70.03
   07/01/2007         09/28/2007               70.69                     60                        67.65
   10/01/2007         12/31/2007               70.13                     50.86                     58.3

   01/01/2008         03/31/2008               59.42                     38.5                      43.25
   04/01/2008         06/30/2008               49.5                      26.37                     26.46
   07/01/2008         08/26/2008               31.09                     18.64                     19.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         American Express Company (AXP)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               50.7965                   43.7762                   44.9666
   04/01/2005         06/30/2005               48.7569                   43.3385                   46.5948
   07/01/2005         09/30/2005               52.0832                   45.7807                   50.28
   10/01/2005         12/30/2005               53.06                     46.59                     51.46

   01/01/2006         03/31/2006               55                        51.05                     52.55
   04/01/2006         06/30/2006               54.91                     50.92                     53.22
   07/01/2006         09/29/2006               56.19                     49.73                     56.08
   10/01/2006         12/29/2006               62.5                      55                        60.67

   01/01/2007         03/30/2007               61.9                      53.91                     56.4
   04/01/2007         06/29/2007               65.24                     55.34                     61.18
   07/01/2007         09/28/2007               65.89                     55.5                      59.37
   10/01/2007         12/31/2007               63.63                     50.37                     52.02

   01/01/2008         03/31/2008               52.32                     39.5                      43.72
   04/01/2008         06/30/2008               52.63                     37.61                     37.67
   07/01/2008         08/26/2008               42.5                      35.1                      38.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Peabody Energy Corporation (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               23.8459                   17.2009                   21.7019
   04/01/2005         06/30/2005               26.4252                   18.4204                   24.3608
   07/01/2005         09/30/2005               40.2814                   24.3467                   39.4856
   10/01/2005         12/30/2005               40.7027                   32.9695                   38.5822

   01/01/2006         03/31/2006               49.185                    38.6056                   47.1955
   04/01/2006         06/30/2006               71.4252                   43.8251                   52.195
   07/01/2006         09/29/2006               56.0804                   30.8395                   34.4347
   10/01/2006         12/29/2006               45.4916                   31.8787                   37.8332

   01/01/2007         03/30/2007               41.756                    33.8916                   37.674
   04/01/2007         06/29/2007               52.2044                   37.4119                   45.295
   07/01/2007         09/28/2007               47.7385                   35.9701                   44.8175
   10/01/2007         12/31/2007               62.55                     44.4898                   61.64

   01/01/2008         03/31/2008               63.97                     42.05                     51
   04/01/2008         06/30/2008               88.69                     49.38                     88.05
   07/01/2008         08/26/2008               88.39                     53.22                     62.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Cal-Maine Foods, Inc. (CALM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               12.84                      7.37                      7.86
   04/01/2005         06/30/2005                8.29                      5.55                      6.05
   07/01/2005         09/30/2005                7.01                      5.8                       6.3
   10/01/2005         12/30/2005                7.44                      5.75                      6.79

   01/01/2006         03/31/2006                7.9                       6.03                      7.27
   04/01/2006         06/30/2006                7.75                      6.55                      6.87
   07/01/2006         09/29/2006                7.58                      6.29                      6.63
   10/01/2006         12/29/2006                8.94                      6.14                      8.58

   01/01/2007         03/30/2007               14.49                      8.3                      13.45
   04/01/2007         06/29/2007               16.78                     11.6                      16.38
   07/01/2007         09/28/2007               25.63                     13.88                     25.24
   10/01/2007         12/31/2007               31.45                     21.04                     26.53

   01/01/2008         03/31/2008               40.75                     20.75                     33.38
   04/01/2008         06/30/2008               35.33                     26.6                      32.99
   07/01/2008         08/26/2008               48.8                      31.01                     39.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Chesapeake Energy Corporation (CHK)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               23.65                     15.06                     21.94
   04/01/2005         06/30/2005               24                        17.74                     22.8
   07/01/2005         09/30/2005               38.98                     22.9                      38.25
   10/01/2005         12/30/2005               40.2                      26.59                     31.73

   01/01/2006         03/31/2006               35.57                     27.75                     31.41
   04/01/2006         06/30/2006               33.79                     26.81                     30.25
   07/01/2006         09/29/2006               33.76                     28.06                     28.98
   10/01/2006         12/29/2006               34.27                     27.9                      29.05

   01/01/2007         03/30/2007               31.83                     27.27                     30.88
   04/01/2007         06/29/2007               37.75                     30.88                     34.6
   07/01/2007         09/28/2007               37.55                     31.38                     35.26
   10/01/2007         12/31/2007               41.19                     34.9                      39.2

   01/01/2008         03/31/2008               49.87                     34.42                     46.15
   04/01/2008         06/30/2008               68.1                      45.25                     65.96
   07/01/2008         08/26/2008               74                        42.2                      49.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Canadian Natural Resources Ltd. (CNQ)
                                (Jul-00 - Jul-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               30.37                     19.74                     28.41
   04/01/2005         06/30/2005               38.08                     24.48                     36.38
   07/01/2005         09/30/2005               50.73                     36.6                      45.19
   10/01/2005         12/30/2005               54.05                     36.64                     49.62

   01/01/2006         03/31/2006               64.38                     49.62                     55.39
   04/01/2006         06/30/2006               63.93                     45.67                     55.38
   07/01/2006         09/29/2006               56.68                     42.38                     45.58
   10/01/2006         12/29/2006               55.48                     40.29                     53.23

   01/01/2007         03/30/2007               56.62                     44.56                     55.19
   04/01/2007         06/29/2007               69.97                     55.07                     66.35
   07/01/2007         09/28/2007               78.9                      60.7                      75.75
   10/01/2007         12/31/2007               87.17                     63.52                     73.14

   01/01/2008         03/31/2008               78.43                     57.07                     68.26
   04/01/2008         06/30/2008              109.32                     66.21                    100.25
   07/01/2008         08/26/2008              103.4                      70.58                     83.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         The Dow Chemical Company (DOW)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               56.75                     47.55                     49.85
   04/01/2005         06/30/2005               50.49                     42.88                     44.53
   07/01/2005         09/30/2005               49.45                     40.18                     41.67
   10/01/2005         12/30/2005               47.21                     40.55                     43.82

   01/01/2006         03/31/2006               45.15                     40.26                     40.6
   04/01/2006         06/30/2006               43.1                      37.01                     39.03
   07/01/2006         09/29/2006               39.98                     33                        38.98
   10/01/2006         12/29/2006               41.55                     38.13                     39.9

   01/01/2007         03/30/2007               47.26                     39.02                     45.86
   04/01/2007         06/29/2007               47.6                      43.71                     44.22
   07/01/2007         09/28/2007               47.96                     38.89                     43.06
   10/01/2007         12/31/2007               47.43                     39.2                      39.42

   01/01/2008         03/31/2008               40.04                     33.01                     36.85
   04/01/2008         06/30/2008               43.426                    34.3                      34.91
   07/01/2008         08/26/2008               35.99                     30.84                     33.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               43.9                      35.12                     39.61
   04/01/2005         06/30/2005               40.31                     31.52                     37.44
   07/01/2005         09/30/2005               49.48                     37.12                     48.59
   10/01/2005         12/30/2005               56.35                     43.41                     53.8

   01/01/2006         03/31/2006               65                        47.11                     59.77
   04/01/2006         06/30/2006               72.2                      43.1                      55.41
   07/01/2006         09/29/2006               62.29                     47.58                     53.26
   10/01/2006         12/29/2006               63.7                      47.6                      55.73

   01/01/2007         03/30/2007               67.19                     48.85                     66.19
   04/01/2007         06/29/2007               85.5                      65.62                     82.82
   07/01/2007         09/28/2007              110.6                      67.07                    104.89
   10/01/2007         12/31/2007              120.2                      85.71                    102.44

   01/01/2008         03/31/2008              107.37                     68.96                     96.22
   04/01/2008         06/30/2008              127.24                     93                       117.19
   07/01/2008         08/26/2008              117.11                     75.81                     88.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            First Solar, Inc. (FSLR)
                                (Nov-06 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   10/01/2006         12/31/2006               30                        20                        29.84

   01/01/2007         03/30/2007               59.88                     27.54                     52.01
   04/01/2007         06/29/2007               91.1                      52.08                     89.29
   07/01/2007         09/28/2007              123.21                     74.77                    117.7399
   10/01/2007         12/31/2007              283                       119.91                    267.14

   01/01/2008         03/31/2008              272.7899                  143.3101                  231.14
   04/01/2008         06/30/2008              317                       232.2                     272.82
   07/01/2008         08/26/2008              301.3                     234                       272.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         General Motors Corporation (GM)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               40.8                      27.98                     29.39
   04/01/2005         06/30/2005               36.65                     24.67                     34
   07/01/2005         09/30/2005               37.7                      30.21                     30.61
   10/01/2005         12/30/2005               31.5                      18.33                     19.42

   01/01/2006         03/31/2006               24.6                      18.47                     21.27
   04/01/2006         06/30/2006               30.56                     19                        29.79
   07/01/2006         09/29/2006               33.64                     27.12                     33.26
   10/01/2006         12/29/2006               36.56                     28.49                     30.72

   01/01/2007         03/30/2007               37.24                     28.81                     30.64
   04/01/2007         06/29/2007               38.66                     28.86                     37.8
   07/01/2007         09/28/2007               38.27                     29.1                      36.7
   10/01/2007         12/31/2007               43.2                      24.5                      24.89

   01/01/2008         03/31/2008               29.28                     17.47                     19.05
   04/01/2008         06/30/2008               24.24                     10.57                     11.5
   07/01/2008         08/26/2008               16.345                     8.81                     10.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Huntsman Corporation (HUN)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               30                        22                        23.32
   04/01/2005         06/30/2005               23.78                     18.15                     20.27
   07/01/2005         09/30/2005               24.44                     16.5                      19.55
   10/01/2005         12/30/2005               20.5                      17.03                     17.22

   01/01/2006         03/31/2006               23.689                    16.99                     19.3
   04/01/2006         06/30/2006               19.98                     16.3                      17.32
   07/01/2006         09/29/2006               18.86                     15.62                     18.2
   10/01/2006         12/29/2006               19.24                     16.72                     18.97

   01/01/2007         03/30/2007               21.92                     18.74                     19.09
   04/01/2007         06/29/2007               24.39                     18.39                     24.31
   07/01/2007         09/28/2007               28.4                      22.24                     26.49
   10/01/2007         12/31/2007               28.26                     23.6                      25.7

   01/01/2008         03/31/2008               25.71                     22.34                     23.55
   04/01/2008         06/30/2008               23.95                      9.76                     11.4
   07/01/2008         08/26/2008               14.7                       9.90                     13.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          LDK Solar Company Ltd. (LDK)
                                (May-07 - May-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   04/01/2007         06/29/2007               32.5                      22.27                     31.3
   07/01/2007         09/28/2007               76.75                     31.57                     68.9
   10/01/2007         12/31/2007               75.652                    26.15                     47.01

   01/01/2008         03/31/2008               51.6                      19.64                     27
   04/01/2008         06/30/2008               47.81                     27.2                      37.88
   07/01/2008         08/26/2008               50.95                     29.72                     47.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          LIFE TIME FITNESS, Inc. (LTM)
                                (Jun-04 - Jun-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               27.16                     23.82                     26.98
   04/01/2005         06/30/2005               33.99                     24.73                     32.81
   07/01/2005         09/30/2005               37                        31.38                     33.14
   10/01/2005         12/30/2005               40.7                      30.93                     38.09

   01/01/2006         03/31/2006               47.13                     37.17                     46.85
   04/01/2006         06/30/2006               48.92                     40.56                     46.27
   07/01/2006         09/29/2006               47.9                      41.15                     46.29
   10/01/2006         12/29/2006               53.04                     45.81                     48.51

   01/01/2007         03/30/2007               54.92                     46.47                     51.41
   04/01/2007         06/29/2007               55.4                      49.29                     53.23
   07/01/2007         09/28/2007               63.9                      50.26                     61.34
   10/01/2007         12/31/2007               65.09                     45.89                     49.68

   01/01/2008         03/31/2008               50.28                     25.64                     31.21
   04/01/2008         06/30/2008               41.04                     28.12                     29.55
   07/01/2008         08/26/2008               38.5                      27.16                     34.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Newell Rubbermaid Inc. (NWL)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               24.55                     20.6                      21.94
   04/01/2005         06/30/2005               24.06                     20.5                      23.84
   07/01/2005         09/30/2005               25.69                     21.66                     22.65
   10/01/2005         12/30/2005               24.49                     21.54                     23.78

   01/01/2006         03/31/2006               26.35                     23.25                     25.19
   04/01/2006         06/30/2006               28.63                     24.3516                   25.83
   07/01/2006         09/29/2006               29.25                     24.04                     28.32
   10/01/2006         12/29/2006               29.98                     27.75                     28.95

   01/01/2007         03/30/2007               32                        28.66                     31.09
   04/01/2007         06/29/2007               32.19                     28.8                      29.43
   07/01/2007         09/28/2007               29.88                     24.22                     28.82
   10/01/2007         12/31/2007               29.5                      24.69                     25.88

   01/01/2008         03/31/2008               25.94                     21.24                     22.87
   04/01/2008         06/30/2008               24.08                     16.68                     16.79
   07/01/2008         08/26/2008               19.59                     14.89                     17.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               12.55                      9.3025                   11.045
   04/01/2005         06/30/2005               13.3175                   10.04                     13.0325
   07/01/2005         09/30/2005               18.55                     12.3375                   17.8725
   10/01/2005         12/30/2005               18.4868                   14.5075                   17.8175

   01/01/2006         03/31/2006               23.7425                   18.165                    21.6675
   04/01/2006         06/30/2006               26.8625                   17.25                     22.3275
   07/01/2006         09/29/2006               24.0925                   18.445                    20.9575
   10/01/2006         12/29/2006               25.7475                   19.3125                   25.7475

   01/01/2007         03/30/2007               25.955                    20.69                     24.8775
   04/01/2007         06/29/2007               31.1825                   24.63                     30.3175
   07/01/2007         09/28/2007               38.56                     24.375                    37.75
   10/01/2007         12/31/2007               59.58                     36.425                    57.62

   01/01/2008         03/31/2008               62.74                     44.345                    51.055
   04/01/2008         06/30/2008               77.61                     50.465                    70.83
   07/01/2008         08/26/2008               71.77                     46.6                      51.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                PACCAR Inc (PCAR)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               36.1689                   30.4444                   32.1733
   04/01/2005         06/30/2005               32.9067                   28.3733                   30.2222
   07/01/2005         09/30/2005               34.0489                   29.4267                   30.1733
   10/01/2005         12/30/2005               32.7067                   28.1333                   30.7689

   01/01/2006         03/31/2006               33.3644                   30.1244                   31.3244
   04/01/2006         06/30/2006               36.84                     30.9067                   36.6133
   07/01/2006         09/29/2006               39.2667                   33.9333                   38.0133
   10/01/2006         12/29/2006               46.1667                   37.7867                   43.2667

   01/01/2007         03/30/2007               52.1533                   42.1533                   48.9333
   04/01/2007         06/29/2007               61.5267                   48.4867                   58.0267
   07/01/2007         09/28/2007               65.7533                   48.02                     56.8333
   10/01/2007         12/31/2007               58.9467                   46.15                     54.48

   01/01/2008         03/31/2008               55.54                     41.1375                   45
   04/01/2008         06/30/2008               53.81                     41.36                     41.83
   07/01/2008         08/26/2008               45.95                     38.71                     41.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Companhia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005                9.1525                    6.3575                    7.9025
   04/01/2005         06/30/2005                8.25                      6.255                     7.32
   07/01/2005         09/30/2005               11.23                      7.275                    10.965
   10/01/2005         12/30/2005               11.4875                    9.1738                   10.285

   01/01/2006         03/31/2006               12.8975                   10.395                    12.1325
   04/01/2006         06/30/2006               14.55                      9.815                    12.02
   07/01/2006         09/29/2006               12.27                      9.58                     10.78
   10/01/2006         12/29/2006               15.23                     10.34                     14.87

   01/01/2007         03/30/2007               19.025                    13.53                     18.495
   04/01/2007         06/29/2007               23.855                    18.435                    22.275
   07/01/2007         09/28/2007               34.61                     17                        33.93
   10/01/2007         12/31/2007               38.32                     29.9                      32.67

   01/01/2008         03/31/2008               37.54                     24                        34.64
   04/01/2008         06/30/2008               44.15                     34                        35.82
   07/01/2008         08/26/2008               35.01                     23.9                      25.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           SunPower Corporation (SPWR)
                                (Nov-05 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         12/30/2005               34.75                     18                        33.99

   01/01/2006         03/31/2006               45.09                     29.08                     38.16
   04/01/2006         06/30/2006               42                        24.6                      28.02
   07/01/2006         09/29/2006               34.25                     23.75                     27.74
   09/30/2006         12/29/2006               40                        26.35                     37.17

   01/01/2007         03/30/2007               48.11                     35.4                      45.5
   03/31/2007         06/29/2007               65.55                     45.84                     63.05
   06/30/2007         09/28/2007               86.93                     59.64                     82.82
   09/29/2007         12/31/2007              164.49                     81.5                      130.39

   01/01/2008         03/31/2008              134.34                     53.18                     74.51
   04/01/2008         06/30/2008              100.02                     70.76                     71.98
   07/01/2008         08/26/2008               97.39                     59.75                     91.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Southwestern Energy Company (SWN)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005                7.885                     5.5113                    7.095
   04/01/2005         06/30/2005               11.9325                    6.7188                   11.745
   07/01/2005         09/30/2005               18.72                     12                        18.35
   10/01/2005         12/30/2005               20.9                      15.5775                   17.97

   01/01/2006         03/31/2006               22.14                     14.435                    16.095
   04/01/2006         06/30/2006               20.585                    11.83                     15.58
   07/01/2006         09/29/2006               19.5                      13.875                    14.935
   10/01/2006         12/29/2006               21.48                     13.615                    17.525

   01/01/2007         03/30/2007               20.82                     15.57                     20.49
   04/01/2007         06/29/2007               25.26                     20.375                    22.25
   07/01/2007         09/28/2007               23.225                    17.835                    20.925
   10/01/2007         12/31/2007               28.5                      20.85                     27.86

   01/01/2008         03/31/2008               35.925                    23.77                     33.69
   04/01/2008         06/30/2008               50                        32.96                     47.61
   07/01/2008         08/26/2008               52.69                     30.86                     39.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Terex Corporation (TEX)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               24.505                    18.82                     21.65
   04/01/2005         06/30/2005               21.995                    17.92                     19.7
   07/01/2005         09/30/2005               26.125                    19.565                    24.715
   10/01/2005         12/30/2005               31.215                    24.525                    29.7

   01/01/2006         03/31/2006               40.825                    29.575                    39.62
   04/01/2006         06/30/2006               51.57                     37.55                     49.35
   07/01/2006         09/29/2006               50.89                     37.69                     45.22
   10/01/2006         12/29/2006               66.52                     45.11                     64.58

   01/01/2007         03/30/2007               73.25                     54.75                     71.76
   04/01/2007         06/29/2007               86.99                     70.6                      81.3
   07/01/2007         09/28/2007               96.94                     66.24                     89.02
   10/01/2007         12/31/2007               90.75                     56.2                      65.57

   01/01/2008         03/31/2008               72.15                     46.5                      62.5
   04/01/2008         06/30/2008               76.25                     50.46                     51.37
   07/01/2008         08/26/2008               53.25                     41.55                     47.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Target Corporation (TGT)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               53.26                     47.75                     50.02
   04/01/2005         06/30/2005               56.24                     45.55                     54.41
   07/01/2005         09/30/2005               60                        49.89                     51.93
   10/01/2005         12/30/2005               59.29                     50.77                     54.97

   01/01/2006         03/31/2006               55.89                     51.9                      52.01
   04/01/2006         06/30/2006               55.13                     47.26                     48.87
   07/01/2006         09/29/2006               56.67                     44.7                      55.25
   10/01/2006         12/29/2006               60.34                     54.6                      57.05

   01/01/2007         03/30/2007               64.74                     56.61                     59.26
   04/01/2007         06/29/2007               65.07                     56.8                      63.6
   07/01/2007         09/28/2007               70.75                     56.06                     63.57
   10/01/2007         12/31/2007               68.5                      48.85                     50

   01/01/2008         03/31/2008               57.32                     47.01                     50.68
   04/01/2008         06/30/2008               55.72                     46.34                     46.49
   07/01/2008         08/26/2008               53.13                     42.32                     52.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Titanium Metals Corporation (TIE)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005                5.0625                    2.9125                    4.5
   04/01/2005         06/30/2005                7.1875                    3.8775                    7.0988
   07/01/2005         09/30/2005               10.6                       6.1575                    9.89
   10/01/2005         12/30/2005               19.86                      8.5625                   15.815

   01/01/2006         03/31/2006               25.92                     15.9575                   24.275
   04/01/2006         06/30/2006               47.625                    24.5                      34.38
   07/01/2006         09/29/2006               34.88                     22.77                     25.28
   10/01/2006         12/29/2006               33.92                     23.2                      29.51

   01/01/2007         03/30/2007               38.85                     27.74                     35.88
   04/01/2007         06/29/2007               39.8                      30.3                      31.9
   07/01/2007         09/28/2007               35.32                     25.75                     33.56
   10/01/2007         12/31/2007               36.5                      25.26                     26.45

   01/01/2008         03/31/2008               26.7925                   13.05                     15.05
   04/01/2008         06/30/2008               19.65                     13.33                     13.99
   07/01/2008         08/26/2008               15                         9.8                      13.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Terra Industries Inc. (TRA)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005                9.27                      7.288                     7.76
   04/01/2005         06/30/2005                7.88                      6.27                      6.81
   07/01/2005         09/30/2005                8.59                      6.1                       6.65
   10/01/2005         12/30/2005                6.65                      4.87                      5.6

   01/01/2006         03/31/2006                7.4                       5.45                      7.05
   04/01/2006         06/30/2006                9.19                      5.93                      6.37
   07/01/2006         09/29/2006                7.99                      6.07                      7.71
   10/01/2006         12/29/2006               12.4                       7.8                      11.98

   01/01/2007         03/30/2007               18.93                     11.08                     17.5
   04/01/2007         06/29/2007               25.9                      17.01                     25.42
   07/01/2007         09/28/2007               32.25                     17.69                     31.26
   10/01/2007         12/31/2007               51.15                     27.13                     47.76

   01/01/2008         03/31/2008               53.48                     33.8                      35.53
   04/01/2008         06/30/2008               56.25                     33.85                     49.35
   07/01/2008         08/26/2008               57.64                     41.25                     50.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Wells Fargo & Company (WFC)
                                (Aug-98 - Aug-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
-----------------    --------------    ----------------------    ----------------------    -----------------------
   01/01/2005         03/31/2005               31.375                    29.075                    29.9
   04/01/2005         06/30/2005               31.11                     28.885                    30.79
   07/01/2005         09/30/2005               31.435                    29                        29.285
   10/01/2005         12/30/2005               32.35                     28.81                     31.415

   01/01/2006         03/31/2006               32.755                    30.31                     31.935
   04/01/2006         06/30/2006               34.855                    31.9                      33.54
   07/01/2006         09/29/2006               36.89                     33.355                    36.18
   10/01/2006         12/29/2006               36.99                     34.9                      35.56

   01/01/2007         03/30/2007               36.64                     33.01                     34.43
   04/01/2007         06/29/2007               36.49                     33.93                     35.17
   07/01/2007         09/28/2007               37.99                     32.66                     35.62
   10/01/2007         12/31/2007               37.78                     29.29                     30.19

   01/01/2008         03/31/2008               34.56                     24.38                     29.1
   04/01/2008         06/30/2008               32.4                      23.46                     23.75
   07/01/2008         08/26/2008               32.07                     20.46                     28.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about August 29, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $21,200,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 August 26, 2008